GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                                                                             Give the Employer
                                    Give the  Social Security                                Identification Number
for This Type of Account.           Number of                   for This Type of Account     of
---------------------------------   -------------------------   -------------------------    ---------------------
1.  An individual's account         The individual trust        7.   A valid trust,          The legal entity (Do
                                                                     estate, or pension      not furnish the
                                                                                             identifying number
                                                                                             of the personal
                                                                                             representative or
                                                                                             trustee unless the
                                                                                             legal entity itself is
                                                                                             not designated in the
                                                                                             account title) (4)

2.  Two or more individual (joint   The actual owner of the
    account)                        account or, if combined
                                    funds, any one of the
                                    individuals (1)

3.  Husband and wife (joint         The actual owner of the     8.   Corporate account       The corporation
    account)                        account or, if joint
                                    funds, either person (1)

4.  Custodian account of a minor    The minor (2)               9.   Religious, charitable,  The organization
    (Uniform Gift to Minors Act)                                     or educational
                                                                     organization account

5.  a.  The usual revocable         The grantor-trustee (1)     10.  Partnership account     The partnership
        savings trust account
        (grantor is also trustee)

    b.  So-called trust account     The actual owner (1)        11.  Association, club, or   The organization
        that is not a legal or                                       other tax-exempt
        valid trust under State                                      organization
        law

6.  Sole proprietorship account     The owner (3)               12.  A broker or registered  The broker or nominee
                                                                     nominee

                                                                13.  Account with the        The public entity
                                                                     Department of
                                                                     Agriculture in the
                                                                     name of a public
                                                                     entity (each as a
                                                                     State or local
                                                                     government, school
                                                                     district, or prison)
                                                                     that receives
                                                                     agricultural program
                                                                     payments)

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3)  Show the name of the owner.

(4) List first and circle the name of the legal trust, estate, or pension trust. NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING. Payees specifically exempted from backup withholding on payments of interest, dividends and with respect to broker transactions include the following:

*    A corporation.
*    A financial institution.
* An organization exempt from tax under section 501(a), or an individual retirement plan.
*    The United States or any agency or instrumentality thereof.
* A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
* A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
*    An international organization or any agency or instrumentality thereof.
* A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
*    A real estate investment trust.
*    A common trust fund operated by a bank under section 584(a).
*    An exempt  charitable  remainder  trust, or a non-exempt trust described in section 4947(a)(1).
*    An entity registered at all times under the Investment Company Act of 1940.
*    A foreign  central  bank of issue.  Payments  of  dividends  and  patronage
     dividends  not  generally  subject  to  backup   withholding   include  the
     following:
*    Payments to nonresident aliens subject to withholding under section 1441.
* Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
* Payments of patronage dividends where the amount received is not paid in money. o Payments made by certain foreign organizations.
* Payments made to a middleman known in the investment community as a nominee as listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of interest not generally subject to backup withholding include the following:

* Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
* Payments of tax-exempt interest (including exempt-interest dividends under section 852). o Payments described in section 6049(b)(5) to nonresident aliens.
*    Payments on tax-free covenant bonds under section 1451.
*    Payments made by certain foreign organizations.
* Payments made to a middleman known in the investment community as a nominee as listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)  CRIMINAL   PENALTY  FOR  FALSIFYING   INFORMATION.   Willfully   falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE